For additional information, contact:

Jim Kasim
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 830
Santa Monica, CA 90401
(310) 395-2083

PACIFIC OFFICE PROPERTIES ANNOUNCES
SECOND QUARTER 2009 FINANCIAL RESULTS

Santa Monica, California – August 5, 2009 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, today announced its financial results for the three months ended June 30, 2009.  The Company also announced financial and portfolio highlights as well as recent corporate milestones.

Financial Highlights

•	No debt maturities in 2009 and only $69.5 million, or 16.2%, of consolidated mortgage debt matures before 2015
•	Substantially all mortgage debt is fixed rate
•	Filed an amended registration statement for the sale and issuance of up to $400 million of Senior Common Stock

Portfolio Highlights

•	Steady leasing activity results in total portfolio increasing to 86.2% leased at June 30, 2009 from 85.4% leased at March 31, 2009
•
Approximately 183,000 square feet of new and renewal leases signed during the three months ended June 30, 2009 compared to approximately 150,000 square feet during the three months ended March 31, 2009

•	75% of our revenues derived from one of the healthiest office markets in the U.S. (Honolulu)

Approximately 60% of the Company’s investment in real property, on an effective square foot basis, consists of properties located in Honolulu, with approximately 74% of the Company’s net operating income, on an effective basis, for the three months ended June 30, 2009 being derived from this market.  Honolulu’s office vacancy rate of 10.1% is the second lowest vacancy rate in the nation, according to a recent report published by CB Richard Ellis, Inc., 39% below the national office vacancy rate of 16.5%.

Second Quarter 2009 Financial and Operating Results

The Company reported Funds from Operations (FFO) for the quarter ended June 30, 2009 of $1.8 million, or $0.10 per diluted share/common unit, compared to $0.2 million, or $0.01 per diluted share/common unit, for the quarter ended June 30, 2008.

The Company also reported a net loss attributable to common stockholders for the quarter ended June 30, 2009 of $1.1 million, or $0.37 loss per diluted share, compared to $1.4 million, or $0.45 loss per diluted share, for the quarter ended June 30, 2008.

Recent Corporate Milestones

•
On May 12, 2009, the Board of Directors of the Company declared a cash dividend of $0.05 per share of our common stock for the second quarter 2009, which was paid on July 15, 2009 to shareholders of record on June 30, 2009.  This represents an FFO payout ratio of 50%, based on our FFO for the quarter ended June 30, 2009 of $0.10 per diluted share/unit.

•
The Company’s current total market capitalization exceeds $610 million, including approximately $186.0 million in equity, assuming the conversion of all outstanding interests in our operating partnership, based on our closing price on the NYSE Amex on June 30, 2009.

•
As of June 30, 2009, the Company’s property portfolio, including those properties owned in partnership with institutional co-investors, included 23 office properties consisting of 40 office buildings totaling approximately 4.3 million leasable square feet.

“Our consistent performance is primarily attributable to our presence in a stable market such as Honolulu that continues to perform well despite the weakness in the national economy.  Our impressive leasing trends have continued in the third quarter, as evidenced by new leases covering 47,000 square feet signed since June 30, 2009”, said Dallas E. Lucas, President and Chief Executive Officer.

Supplemental Information
Supplemental financial information for the Company’s quarterly financial results may be accessed on the Company’s website under the Investor Relations section at www.pacificofficeproperties.com.

About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix.  The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group, and an entity owned by the Company’s founders.

The Company’s strategy is to acquire, primarily in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management.  The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions.  Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should”, “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC.  Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheet
(unaudited and in thousands, except share data)

	June 30, 2009	December 31, 2008
ASSETS
Investments in real estate, net	$ 387,565	$ 392,657
Cash and cash equivalents	6,881	4,463
Restricted cash	5,055	7,267
Rents and other receivables, net	5,729	6,342
Intangible assets, net	36,875	41,379
Other assets, net	5,080	4,680
Goodwill	62,019	61,519
Investment in unconsolidated joint ventures	10,376	11,590
Total assets	$ 519,580	$ 529,897

LIABILITIES AND EQUITY
Mortgage and other collateralized loans, net	$ 400,504	$ 400,108
Unsecured notes payable to related parties	23,776	23,776
Accounts payable and other liabilities	21,692	17,088
Acquired below market leases, net	10,578	11,817
Total liabilities	456,550	452,789

Non-controlling interests	59,881	71,878

Commitments and contingencies

Equity:
Proportionate Voting Preferred Stock	-	-
Preferred stock, $0.0001 par value, 100,000,000 shares authorized,
no shares issued and outstanding at June 30, 2009 and December 31, 2008	-	-
Common Stock, $0.0001 par value, 200,000,000 shares authorized,
3,061,325 shares issued and outstanding at June 30, 2009 and December 31, 2008	185	185
Class B Common Stock, $0.0001 par value, 200,000 shares authorized,
100 shares issued and outstanding at June 30, 2009 and December 31, 2008	-	-
Additional paid-in capital	12,488	12,089
Retained deficit	(9,524)	(7,044)
Total equity	3,149	5,230
Total liabilities and equity	$ 519,580	$ 529,897

Pacific Office Properties Trust, Inc
Consolidated Statement of Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended June 30,
	2009	2008

Revenue:
Rental	$10,607	$11,090
Tenant reimbursements	5,299	4,975
Parking	2,011	2,048
Other	102	141
Total revenue	18,019	18,254

Expenses:
Rental property operating	9,660	10,505
General and administrative	497	1,120
Depreciation and amortization	7,030	7,056
Interest	6,806	6,653
Total expenses	23,993	25,334

Loss before equity in net earnings (loss) of unconsolidated
joint ventures and non-operating income	(5,974)	(7,080)
Equity in net earnings (loss) of unconsolidated
joint ventures	163	(26)
Non-operating income	1	-
Net loss	(5,810)	(7,106)
Less: net loss attributable to non-controlling
interests	4,694	5,732
Net loss attributable to common stockholders	$(1,116)	$(1,374)

Net loss per common share - basic and diluted	$(0.37)	$(0.45)

Weighted average number of common shares
outstanding - basic and diluted	3,034,122	3,031,125

Pacific Office Properties Trust, Inc
Funds from Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended June 30,
	2009	2008
Reconciliation of net loss to FFO:
Net loss attributable to common stockholders	$(1,116)	$(1,374)
Add:
Depreciation and amortization of real estate assets	7,030	7,056
Depreciation and amortization of real estate assets -
unconsolidated joint ventures	588	233
Less:
Net loss attributable to non-controlling interests	(4,694)	(5,732)
FFO (1)	$1,808	$183

FFO per share - basic and diluted	$0.10	$0.01

Weighted average number of common shares and common
share equivalents outstanding - basic and diluted (2)	17,333,389	17,330,392

Explanation of Notations

(1)
FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to stockholders (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs' FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)	The weighted average number of common shares and common share equivalents outstanding – basic and diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the later of March 19, 2010 and the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event and not yet probable as of June 30, 2009. These common unit interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit interests at June 30, 2009 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP. Assuming the full conversion of our outstanding preferred unit interests at June 30, 2009 and June 30, 2008, our FFO per share/unit, on a fully diluted basis, would have been $0.04 and $0.00 for the three months then ended, respectively.
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